EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Pharmaceutical Product Development, Inc. of our report dated February 2, 1999, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of Pharmaceutical Product Development, Inc. for the year ended December 31, 1998.

/s/PricewaterhouseCoopers

PricewaterhouseCoopers LLP

Raleigh, North Carolina
June 14, 1999